Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS SECOND QUARTER 2025 RESULTS
Earnings Release Highlights
•GAAP Net Income of $2.67 per share and Adjusted (non-GAAP) Operating Earnings of $1.91 per share for the second quarter of 2025
•Signed 20-year deal with Meta for full output of Clinton Clean Energy Center
•Continued bipartisan legislative support for nuclear energy
•Calpine acquisition receives FERC and state regulatory approvals
•Crane Clean Energy Center will return to service in 2027
•Repurchased approximately $400 million of our common stock
•Recertified as a Great Place to Work for the third straight year
Baltimore (Aug 7, 2025) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the second quarter of 2025.
“With increasing demand for electricity to power American families and businesses, AI, electric vehicles and industrial growth, we’re doing our part to ensure reliability and affordability,” said Joe Dominguez, president and CEO of Constellation. “We are adding megawatts to the grid through extending the lives of our existing fleet, expediting the Crane Clean Energy Center restart, expanding nuclear plant capacity through uprates, and launching a new, AI-powered demand response tool that helps businesses reduce energy use during periods of peak demand. These efforts reduce costs for everyone while strengthening grid reliability and reflect the kind of leadership our customers, our communities and our economy need right now.”
“Backed by continued strong performance from our Generation and Commercial businesses, Constellation delivered adjusted operating earnings of $1.91 per share this quarter, up from $1.68 per share in Q2 last year,” said Dan Eggers, chief financial officer, Constellation. “We’re reaffirming our full-year adjusted operating earnings guidance range of $8.90-$9.60 per share. Following recent approval from FERC, our transaction with Calpine remains on track to close by year-end as we look to combine two leading generation fleets and two exceptional teams to enhance our ability to serve our customers and communities coast-to-coast.”
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Second Quarter 2025
Our GAAP Net Income for the second quarter of 2025 increased to $2.67 per share from $2.58 per share in the second quarter of 2024. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2025 increased to $1.91 per share from $1.68 per share in the second quarter of 2024. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2025 primarily reflects:
•Higher IL banked ZEC revenues and favorable market and portfolio conditions, partially offset by lower nuclear PTCs due to higher anticipated gross receipts for the year
Recent Developments and Second Quarter Highlights
•20-Year Deal with Meta for clean, reliable nuclear energy: We have signed a 20-year Power Purchase Agreement with Meta for the full output of the Clinton Clean Energy Center to support their clean energy goals and operations. The agreement, beginning in June of 2027, supports the relicensing and continued operations of the Clinton nuclear facility for another two decades and will allow us to expand Clinton’s clean energy output by 30 megawatts through plant uprates. The Clinton Clean Energy Center will continue to flow power onto the local grid, providing grid reliability and low-cost power to the region for decades to come.
•Legislative support for nuclear energy: Bipartisan support for nuclear energy continues at both the federal and state levels. Passage of the One Big Beautiful Bill Act preserves and expands the nuclear provisions enacted in the Inflation Reduction Act. These are the only tax credits that have received overwhelming support from both the Republican and Democratic congressional delegations. Federal initiatives are also underway to expand the existing fleet with fast-track licensing, increase domestic conversion and enrichment of nuclear fuel, and accelerate deployment of new reactors, all while maintaining the NRC’s track record of being a responsible regulator to what is considered the safest nuclear fleet in the world. At the State level, just last week policymakers in New York called for extension of the ZEC program to ensure that the existing nuclear fleet continues to operate while NY also pursues 1 GW of new nuclear generation in the state. In Maryland and Texas, policymakers are proceeding with implementation to procure and provide financial support for new nuclear reactors in those states.
•Calpine Acquisition: We received regulatory approval from the New York State Public Service Commission, the Public Utility Commission of Texas, and the Federal Energy Regulatory Commission for our acquisition of Calpine. We continue to expect this transaction to close in the 4th quarter of this year.
•Crane Clean Energy Center will return to service in 2027: Exceptional project execution will allow the Crane Clean Energy Center to return to service in 2027, ahead of our original schedule. The project was selected by PJM for expedited grid connection as part of its Reliability Resource Initiative and we are ahead of schedule for other long lead time items. Restarting Crane’s Unit 1 reactor will bring new clean, firm, reliable energy to the grid at a time when it is needed to support growing demand.
•Delivering on Our Capital Allocation Promises: In the second quarter we continued our share repurchase program, entering into an Accelerated Share Repurchase agreement with a financial institution to initiate the repurchase of approximately $400 million of our common stock. In addition we continued to deliver on our commitment to increase dividends by 10% in 2025.
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•2025 Great Place to Work Certification: For the third year in a row we were Certified™ by Great Place To Work®. The designation is based on how our employees rate their experience working at Constellation. In a survey of about 5,000 of our employees, 86% of those who responded said it is a great place to work – about 29 points higher than the average U.S. company. Great Place To Work® is acknowledged worldwide as a global benchmark for workplace culture, employee experience and the leadership behaviors proven to deliver strong market performance, employee retention and increased innovation.
•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,170 gigawatt-hours (GWhs) in the second quarter of 2025, compared with 45,314 GWhs in the second quarter of 2024. Excluding Salem and STP, our nuclear plants at ownership achieved a 94.8% capacity factor for the second quarter of 2025, compared with 95.4% for the second quarter of 2024. There were 41 planned refueling outage days in the second quarter of 2025 and 49 in the second quarter of 2024 for sites we operate. There were 22 non-refueling outage days in the second quarter of 2025 and three in the second quarter of 2024 for sites we operate.
•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and pumped storage fleet was 98.3% in the second quarter of 2025, compared with 98.0% in the second quarter of 2024. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.1% in the second quarter of 2025, compared with 96.6% in the second quarter of 2024.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.5% and 25.1% for the three months ended June 30, 2025 and 2024, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 54.6% and 66.9% for the three months ended June 30, 2025 and 2024, respectively.

(In millions, except per share data)	Three Months Ended June 30, 2025	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$839	$2.67
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $37)	(121)	(0.38)
Plant Retirements and Divestitures (net of taxes of $2)	7	0.02
Decommissioning-Related Activities (net of taxes of $208)	(144)	(0.46)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	9	0.03
Acquisition-Related Costs (net of taxes of $3)	9	0.03
Adjusted (non-GAAP) Operating Earnings	$599	$1.91
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(In millions, except per share data)	Three Months Ended June 30, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$814	$2.58
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $136)	(405)	(1.28)
Plant Retirements and Divestitures (net of taxes of $9)	26	0.08
Decommissioning-Related Activities (net of taxes of $3)	36	0.11
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $—)	1	—
Change in Environmental Liabilities (net of taxes of $18)	55	0.17
Separation Costs (net of taxes of $1)	4	0.01
ERP System Implementation Costs (net of taxes of $1)	2	0.01
Noncontrolling Interests	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$531	$1.68
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(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 314 million and 316 million for the three months ended June 30, 2025 and 2024, respectively.

Webcast Information
We will discuss second quarter 2025 earnings in a conference call scheduled for today at 10:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the nation’s largest producer of reliable, emissions-free energy and a leading energy supplier to businesses, homes and public sector customers nationwide, including three-fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are committed to investing in innovative technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.
The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
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Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Constellation and Calpine Corporation, the expected closing of the proposed transaction and the timing thereof. This includes statements regarding the financing of the proposed transaction and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the proposed transaction should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (2) the Registrants' Second Quarter 2025 Quarterly Report on Form 10-Q (to be filed on August 7, 2025) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13 — Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Operating revenues	$6,101	$12,889
Operating expenses
Purchased power and fuel	3,132	7,516
Operating and maintenance	1,617	3,162
Depreciation and amortization	254	502
Taxes other than income taxes	147	307
Total operating expenses	5,150	11,487
Operating income (loss)	951	1,402
Other income and (deductions)
Interest expense, net	(118)	(264)
Other, net	440	286
Total other income and (deductions)	322	22
Income (loss) before income taxes	1,273	1,424
Income tax (benefit) expense	440	462
Net income (loss)	833	962
Net income (loss) attributable to noncontrolling interests	(6)	5
Net income (loss) attributable to common shareholders	$839	$957

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Operating revenues	$5,475	$11,637
Operating expenses
Purchased power and fuel	2,292	5,709
Operating and maintenance	1,645	3,131
Depreciation and amortization	296	602
Taxes other than income taxes	142	282
Total operating expenses	4,375	9,724
Operating income (loss)	1,100	1,913
Other income and (deductions)
Interest expense, net	(142)	(269)
Other, net	6	368
Total other income and (deductions)	(136)	99
Income (loss) before income taxes	964	2,012
Income tax (benefit) expense	154	318
Equity in income (losses) of unconsolidated affiliates	(1)	(2)
Net income (loss)	809	1,692
Net income (loss) attributable to noncontrolling interests	(5)	(5)
Net income (loss) attributable to common shareholders	$814	$1,697

Change in Net income (loss) attributable to common shareholders from 2024 to 2025	$25	$(740)

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,974	$3,022
Restricted cash and cash equivalents	88	107
Accounts receivable
Customer accounts receivable, net	2,947	3,116
Other accounts receivable, net	571	602
Mark-to-market derivative assets	726	843
Inventories, net
Natural gas, oil, and emission allowances	200	243
Materials and supplies	1,385	1,357
Renewable energy credits	628	797
Other	714	689
Total current assets	9,233	10,776
Property, plant, and equipment, net	21,820	21,235
Deferred debits and other assets
Nuclear decommissioning trust funds	18,289	17,305
Investments	398	640
Goodwill	420	420
Mark-to-market derivative assets	527	372
Other	2,351	2,178
Total deferred debits and other assets	21,985	20,915
Total assets	$53,038	$52,926

	June 30, 2025	December 31, 2024
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$900	$—
Long-term debt due within one year	125	1,028
Accounts payable and accrued expenses	3,659	3,943
Mark-to-market derivative liabilities	407	467
Renewable energy credit obligation	806	1,076
Other	359	332
Total current liabilities	6,256	6,846
Long-term debt	7,286	7,384
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,348	3,331
Asset retirement obligations	12,679	12,449
Pension and non-pension postretirement benefit obligations	1,763	1,875
Spent nuclear fuel obligation	1,397	1,366
Payable related to Regulatory Agreement Units	4,939	4,518
Mark-to-market derivative liabilities	419	399
Other	1,148	1,219
Total deferred credits and other liabilities	25,693	25,157
Total liabilities	39,235	39,387
Commitments and contingencies
Shareholders’ equity
Common stock	10,939	11,402
Retained earnings (deficit)	4,779	4,066
Accumulated other comprehensive income (loss), net	(2,272)	(2,302)
Total shareholders’ equity	13,446	13,166
Noncontrolling interests	357	373
Total equity	13,803	13,539
Total liabilities and shareholders’ equity	$53,038	$52,926

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$962	$1,692
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,300	1,388
Deferred income taxes and amortization of ITCs	14	191
Net fair value changes related to derivatives	188	(776)
Net realized and unrealized (gains) losses on NDT funds	(336)	(197)
Net realized and unrealized (gains) losses on equity investments	275	11
Other non-cash operating activities	(21)	(65)
Changes in assets and liabilities:
Accounts receivable	208	771
Inventories	17	58
Accounts payable and accrued expenses	(229)	(207)
Option premiums received (paid), net	18	129
Collateral received (posted), net	(242)	868
Income taxes	209	(86)
Pension and non-pension postretirement benefit contributions	(181)	(188)
Other assets and liabilities	(598)	(4,925)
Net cash flows provided by (used in) operating activities	1,584	(1,336)
Cash flows from investing activities
Capital expenditures	(1,573)	(1,284)
Proceeds from NDT fund sales	3,830	2,890
Investment in NDT funds	(3,999)	(3,043)
Collection of DPP, net	—	4,096
Acquisitions of assets and businesses	(10)	(15)
Other investing activities	(6)	6
Net cash flows provided by (used in) investing activities	(1,758)	2,650
Cash flows from financing activities
Change in short-term borrowings	—	(625)
Proceeds from short-term borrowings with maturities greater than 90 days	900	200
Repayments of short-term borrowings with maturities greater than 90 days	—	(539)
Issuance of long-term debt	—	900
Retirement of long-term debt	(1,008)	(65)
Dividends paid on common stock	(244)	(222)
Repurchases of common stock	(400)	(999)
Other financing activities	(141)	(35)
Net cash flows provided by (used in) financing activities	(893)	(1,385)
Increase (decrease) in cash, restricted cash, and cash equivalents	(1,067)	(71)
Cash, restricted cash, and cash equivalents at beginning of period	3,129	454
Cash, restricted cash, and cash equivalents at end of period	$2,062	$383

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,101	$(87)	(b),(c)	$5,475	$(193)	(b),(c)
Operating expenses
Purchased power and fuel	3,132	77	(b)	2,292	408	(b)
Operating and maintenance	1,617	(76)	(c),(j)	1,645	(145)	(c),(d),(f),(g),(i)
Depreciation and amortization	254	(32)	(c),(g)	296	(61)	(c),(g)
Taxes other than income taxes	147	—		142	—
Total operating expenses	5,150			4,375
Operating income (loss)	951			1,100
Other income and (deductions)
Interest expense, net	(118)	(2)	(b)	(142)	2	(b)
Other, net	440	(418)	(b),(c),(e)	6	8	(b),(c),(e)
Total other income and (deductions)	322			(136)
Income (loss) before income taxes	1,273			964
Income tax (benefit) expense	440	(237)	(b),(c),(e),(g),(j)	154	(103)	(b),(c),(d),(e),(f),(g),(i)
Equity in losses of unconsolidated affiliates	—	—		(1)	—
Net income (loss)	833			809
Net income (loss) attributable to noncontrolling interests	(6)	1	(h)	(5)	1	(h)
Net income (loss) attributable to common shareholders	$839			$814
Effective tax rate	34.6%			16.0%
Earnings per average common share
Basic	$2.67			$2.58
Diluted	$2.67			$2.58
Average common shares outstanding
Basic	314			315
Diluted	314			316
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2024, adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)In 2024, adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)In 2025, reflects acquisition-related costs associated with the proposed Calpine merger.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$12,889	$199	(b),(c)	$11,637	$(258)	(b),(c)
Operating expenses
Purchased power and fuel	7,516	(7)	(b)	5,709	523	(b)
Operating and maintenance	3,162	(154)	(c),(i),(k)	3,131	(200)	(c),(d),(f),(g),(i)
Depreciation and amortization	502	(69)	(c),(g)	602	(125)	(c),(g)
Taxes other than income taxes	307	—		282	—
Total operating expenses	11,487			9,724
Operating income (loss)	1,402			1,913
Other income and (deductions)
Interest expense, net	(264)	32	(b)	(269)	—
Other, net	286	(231)	(b),(c),(e)	368	(331)	(b),(c),(e)
Total other income and (deductions)	22			99
Income (loss) before income taxes	1,424			2,012
Income tax (benefit) expense	462	(88)	(b),(c),(e),(g),(k)	318	(203)	(b),(c),(d),(e),(f),(g),(i),(j)
Equity in income (losses) of unconsolidated affiliates	—	—		(2)	—
Net income (loss)	962			1,692
Net income (loss) attributable to noncontrolling interests	5	3	(h)	(5)	3	(h)
Net income (loss) attributable to common shareholders	$957			$1,697
Effective tax rate	32.4%			15.8%
Earnings per average common share
Basic	$3.05			$5.37
Diluted	$3.05			$5.35
Average common shares outstanding
Basic	314			316
Diluted	314			317
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2024, adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)In 2024, adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)In 2024, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(k)In 2025, reflects acquisition-related costs associated with the proposed Calpine merger.

Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
(GWhs)	2025	2024	2025	2024
Nuclear Generation(a)
Mid-Atlantic	12,263	13,229	25,440	26,419
Midwest	23,760	23,625	47,356	47,546
New York	6,632	6,685	12,913	12,764
ERCOT	2,515	1,775	5,044	3,978
Total Nuclear Generation	45,170	45,314	90,753	90,707

Natural Gas, Oil, and Renewables
Mid-Atlantic	810	612	1,442	1,480
Midwest	258	284	643	623
ERCOT	3,206	3,592	6,290	7,107
Other Power Regions	1,286	1,617	3,090	5,168
Total Natural Gas, Oil, and Renewables	5,560	6,105	11,465	14,378

Purchased Power
Mid-Atlantic	3,750	3,316	8,544	6,685
Midwest	475	225	963	533
ERCOT	837	1,060	1,495	1,725
Other Power Regions	9,849	9,643	20,844	20,042
Total Purchased Power	14,911	14,244	31,846	28,985

Total Supply/Sales by Region
Mid-Atlantic	16,823	17,157	35,426	34,584
Midwest	24,493	24,134	48,962	48,702
New York	6,632	6,685	12,913	12,764
ERCOT	6,558	6,427	12,829	12,810
Other Power Regions	11,135	11,260	23,934	25,210
Total Supply/Sales by Region	65,641	65,663	134,064	134,070

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Outage Days(b)
Refueling	41	49	129	127
Non-refueling	22	3	22	13
Total Outage Days	63	52	151	140
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)Outage days exclude Salem and STP.

	Three Months Ended June 30,		Six Months Ended June 30,
Electricity Reference Prices(a)	2025	2024	2025	2024
Location (Region)
PJM West (Mid-Atlantic)	$42.43	$30.80	$48.06	$31.62
ComEd (Midwest)	31.09	22.41	33.20	24.24
Central (New York)	37.40	27.22	56.36	31.05
North (ERCOT)	32.75	30.90	32.07	28.31
Southeast Massachusetts (Other)(b)	40.31	29.46	72.53	36.82

	Three Months Ended June 30,		Six Months Ended June 30,
Capacity Reference Prices	2025	2024	2025	2024
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$125.71	$50.86	$89.65	$50.18
ComEd (Midwest)	109.25	32.39	69.09	33.26
Rest of State (New York)	132.89	98.33	109.61	102.42
Southeast New England (Other)	662.37	360.97	805.97	213.82

	Three Months Ended June 30,		Six Months Ended June 30,
ZEC Reference Prices(a)	2025	2024	2025	2024
State (Region)
New Jersey (Mid-Atlantic)(c)(d)	$10.00	$9.97	$10.00	$9.96
Illinois (Midwest)	6.64	3.33	8.01	1.81
New York (New York)(c)	14.76	18.27	16.52	18.27
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)Reflects New England, which comprises the majority of the activity in the Other region.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program ended in May 2025. The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update in August 2024, the ZEC price for the delivery period beginning June 2023 through May 2024 was calculated to be $9.95/MWh.